Exhibit 99.1

NEWS RELEASE

ZOMAX ANNOUNCES SETTLEMENT WITH SEC

MINNEAPOLIS, MN…June 9, 2005.  Zomax Incorporated (Nasdaq: ZOMX), today announced that it has reached a settlement of a civil proceeding with the United States Securities and Exchange Commission (SEC), concluding an investigation into claims concerning Zomax’s statements regarding its third quarter 2000 expectations and concerning third quarter 2000 sales of Zomax stock by two former Company officers.

Without admitting or denying the SEC’s allegations, Zomax agreed to pay a civil penalty of $2 million, and President and Chief Executive Officer, Anthony Angelini agreed to pay approximately $100,000.

“We are pleased to have reached an agreement with the SEC,” said Angelini.  “The settlement announced today along with the previously announced pending settlement of our class action litigation, resolve the issues raised from activities in the year 2000. We look forward to applying our complete focus towards the very important plans that Zomax is executing to move the company forward profitably.”

“The Zomax Board of Directors and the current management team have fully cooperated with the SEC in reaching a settlement,” added Howard Liszt, Chairman of the Board of Zomax.  “The Board and Mr. Angelini both concurred with decisions to resolve these long-pending matters, and the Board fully supports Mr. Angelini’s leadership of the Company as we move forward.”

As earlier announced, at the end of the third quarter of 2004, the Company recorded a pre-tax charge of $7.5 million to establish reserves for liabilities in connection with the pending SEC investigation and the previously announced consolidated shareholder class action lawsuit.  The $2 million civil penalty will be charged against this reserve and will have no material effect on the Company’s consolidated results of operations in 2005.

Forward-Looking Statements

Certain statements contained in this press release related to the Company’s plans to move the Company forward profitably are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements.  We caution that any forward-looking statements made by us in this release or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements including those identified and discussed in detail under the caption “Risks and Uncertainties” in Item 1 of our 2004 Form 10-K and other filings made with the Securities and Exchange Commission.  We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events.  Investors are advised to consult any further disclosures we make on this subject in our filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results.

About Zomax:

Zomax helps companies more efficiently bring their products and content to market worldwide. Zomax’ solutions enhance the process of sourcing, production, and fulfillment through a modular suite of supply chain services. These services include “front-end” customer contact and e-commerce services, material management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management. Founded in 1993, Zomax operates 11 facilities across the United States, Canada, Mexico and Ireland. The Company’s Common Stock is traded on the NASDAQ Stock Market under the symbol “ZOMX”. For more information on Zomax, visit www.zomax.com or call (866) 553-9393.

Company Contacts:	Investor/Media Contact:
Anthony Angelini	Douglas Sherk/Jennifer Beugelmans
President and CEO	CEO/Senior Vice President
Rob Rueckl	EVC Group, Inc.
CFO	(415) 896-6820
Zomax Incorporated
(763) 553-9300